UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________
FORM 8-K/A
(Amendment No. 1)
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2018

OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE
On November 19, 2018, Oasis Midstream Partners LP (the “Partnership”) filed a Current Report on Form 8-K (the “Initial Report”) to report the closing of the Partnership's acquisition of (a) an additional 15% limited liability company interest in Bobcat DevCo LLC, a Delaware limited liability company ("Bobcat DevCo"), and (b) an additional 30% limited liability company interest in Beartooth DevCo LLC, a Delaware limited liability company ("Beartooth DevCo"), in exchange for consideration of $250 million (the "Acquisition"), subject to customary post-closing purchase price adjustments. This Current Report on Form 8-K/A (the "Amendment") amends and supplements the Initial Report to provide the pro forma financial information required by Item 9.01 of Form 8-K. No other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in connection with the Initial Report, which provides a more complete description of the Acquisition.

Item 9.01	Financial Statements and Exhibits
(b) Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership as of September 30, 2018 and for the nine months ended September 30, 2018 and the year ended December 31, 2017, are set forth in Exhibit 99.1.
(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership as of September 30, 2018 and for the nine months ended September 30, 2018 and the year ended December 31, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP

	By:	OMP GP LLC its general partner

Date: December 21, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary